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                                                                  EXHIBIT 10.7.2

                                                          RICHARD P. BOLTON, JR.

                                                               September 1, 2004

Benjamin Franklin Bancorp, M.H.C.
58 Main Street
P.O. Box 309
Franklin, Massachusetts 02038-0927

Attn: Thomas R. Venables, President and CEO

         RE: CONSULTING AND NONCOMPETITION AGREEMENT

Gentlemen:

         I am writing to confirm the arrangement we have agreed upon with respect to certain assurances you have requested me to provide to Benjamin Franklin Bancorp, M.H.C. and its affiliates ("YOU" or "BANCORP"). I am a stockholder of, and have served as, President and Chief Executive Officer of Chart Bank, a Co-operative Bank ("CHART"). As you know, Chart is about to enter into an Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT") pursuant to which Chart will be acquired by Bancorp. Capitalized terms used and not defined in this Agreement shall have the meanings defined in the Merger Agreement.

         We have agreed as follows:

         1. BACKGROUND. I have served as President and Chief Executive Officer of Chart since its reorganization in 1996 from a mutual to a stock institution in a supervisory stock conversion and prior to that time I served as President. During my tenure, Chart has achieved substantial growth. As a result of my employment, I have acquired unique and substantial knowledge concerning the business of providing banking services in the highly competitive market area served by Chart (the "BUSINESS"), as well as confidential and proprietary information concerning the Business and Chart. In order to induce you to enter into the Merger Agreement, you have requested me to provide you with certain agreements and assurances. By means of this Agreement, I am doing so.

         2. CONSULTING SERVICES. You have requested that I provide consulting services to you during the one-year period next following the Closing Date under the Merger Agreement (the "CONSULTING PERIOD") with respect to the Business. I hereby agree to serve Bancorp as an independent consultant to perform such services related to the Business as Bancorp may request me to provide from time to time during the Consulting Period (the "CONSULTING SERVICES"). All such Consulting Services shall be provided to Bancorp on the terms and conditions set forth in this Agreement. While performing Consulting Services, I shall comply with all rules, procedures and standards promulgated from time to time by Bancorp with regard to my conduct and my access to and use of Bancorp's property, equipment and facilities. I understand that my

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Consulting Services may be provided in person, telephonically, electronically or by correspondence to the extent appropriate under the circumstances.

         3. COMPENSATION. My compensation for all services to be performed under this Agreement shall be $150,000 per year, payable no less often than monthly in arrears during the Consulting Period. In addition, Bancorp shall reimburse me for travel and other expenses incurred in connection with the services provided pursuant to this Agreement, subject to the policies of Bancorp with respect to reimbursement of employee expenses. All payments hereunder shall, at my direction, be made to any entity I may establish from time to time in connection with my performance of consulting services.

         4. LOCATION OF CONSULTING SERVICES. I agree to provide Consulting Services in the market area of Chart prior to its acquisition by Bancorp. I agree to consult at Bancorp's offices or at another location within Bancorp's Immediate Market Area (as defined in Section 7(a)) mutually agreed to, up to a maximum of five (5) business days per month.

         5. NATURE OF CONSULTING SERVICES. While President and Chief Executive Officer, I was integrally involved in the development of a business plan for Chart, which resulted in Chart remaining competitive in a highly competitive market area. Chart's market area is at a considerable geographic distance from the market areas served by Bancorp Bank, and such market area has demographics and competitive factors that are significantly different from those in the market areas served by Bancorp Bank. To assist Bancorp in managing the necessary knowledge and experience to successfully operate in Chart's market area, I agree to provide Bancorp with:

            (a) CONSULTING SERVICES REGARDING OPERATION OF CSSI BUSINESS MODEL. Bancorp is not familiar with the operation of CSSI, Chart's subsidiary which is in the business of managing cash for ATM's under contract. I will consult with Bancorp management to provide guidance as to the operation of the CSSI portion of the Business and as to CSSI generally.

            (b) CONSULTING SERVICES REGARDING MARKET AREA OF CHART. I will consult with Bancorp management to provide the expertise that I have gained during my tenure as the chief executive of Chart regarding Chart's market area. I will work with management to continue Chart's branch offices' growth in the area of deposits and loans and in their efforts to have Bancorp become competitive in Chart's market area. In addition, I will work with Bancorp management in serving the needs of the low- and moderate-income families in Chart's market area.

            (c) CONSULTING SERVICES REGARDING MARKETING AND BUSINESS HISTORY. I will provide Bancorp with a full background of the historical operations of Chart to the best of my knowledge, including information on the marketing approaches that Chart has used to retain and attract customers.

            (d) CONSULTING SERVICES REGARDING INTEGRATION OF OPERATIONS AND OF PERSONNEL. I will consult with Bancorp to assist in the successful integration of Chart's operations with Bancorp Bank's operations. I will work with Bancorp management in their efforts to

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      ensure that those Chart employees who become employees of Bancorp Bank continue as valuable employees who contribute to the overall success and growth of Bancorp and are successfully integrated into Bancorp's corporate culture.

            (e) INTRODUCTION TO COMMERCIAL BORROWERS. A significant source of Chart's success has been derived from its uniquely favorable relationships with its commercial borrowers, especially including borrowers owning multi-family apartment units in Chart's market area. In the course of my activities as an officer of Chart, I have been directly involved with the administration of Chart's business with these customers. I will endeavor to assist Bancorp in ensuring that these customers remain customers of Bancorp Bank after the Merger.

         6. INDEPENDENT CONTRACTOR. In furnishing such services, I understand that I will at all times be acting as an independent contractor of Bancorp, acting for Bancorp only on a temporary basis, during the Consulting Period. As such, I understand that my relationship with Bancorp is only intended to last for a defined period of time so as to permit Bancorp to become fully conversant with the operations of the Business and to provide for a transition pursuant to which Chart customers will become accustomed to dealing with individuals other than me in connection with the Business. I understand and agree that I will not be an employee of Bancorp and will not, by reason of this Agreement or by reason of my services to Bancorp, be entitled to participate in, or to receive any benefit or right under, any of Bancorp's employee benefit or welfare plans, except to the extent applicable to me as a Director of Bancorp. I will be responsible for paying all Social Security, withholding and other taxes required by law to be paid as and when the same become due and payable.

         7. NONCOMPETITION AND NONSOLICITATION.

            (a) NONCOMPETITION. During the Consulting Period, I will not, except as provided in the second paragraph of this Section 7(a), (i) alone, or as a member, employee, agent, consultant, advisor, independent contractor, partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity, directly or indirectly compete in Massachusetts with the business conducted by Chart, Bancorp, Bancorp Bank, or any affiliate of any of the foregoing, or (ii) directly or indirectly become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in Massachusetts (a "COMPETING BUSINESS") other than Bancorp or any of its subsidiaries, provided, however, that this provision shall not prohibit me from owning bonds, non-voting preferred stock or up to four percent (4%) of the outstanding common stock of any such entity if such common stock is publicly traded.

            Notwithstanding the foregoing, I will be entitled to act as a consultant or independent contractor for an insured depository institution, trust company or parent holding company that is headquartered outside of the Immediate Market Area, as long as I do not perform such consulting or contracting services from an office that is within the Immediate Market Area or with respect to such institution's or company's operations

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      within the Immediate Market Area. "Immediate Market Area" means the cities and towns listed on Exhibit A.

            (b) NONSOLICITATION. During the Consulting Period and for a one-year period thereafter, I will not (i) solicit or induce, or cause others to solicit or induce, any employee of Bancorp or any of its subsidiaries to leave the employment of such entities, (ii) hire or attempt to hire any employee of Bancorp or any of its subsidiaries or assist in such hiring by any other Person, or (iii) solicit or encourage (whether by mail, telephone, personal meeting or any other means) any customer of Bancorp or any of its subsidiaries to transact business of the type conducted by Bancorp with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with Bancorp or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between Bancorp or its subsidiaries and any such customers.

         8. TERMINATION BY BANCORP. I understand that my relationship with Bancorp may only be terminated by Bancorp for "Cause," after written notice specifying the basis for Bancorp's belief that there is a basis for termination for Cause. For purposes of this Agreement, termination for Cause shall mean termination because of my personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any federal or state law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement.

         9. NO DISCLOSURE OF CONFIDENTIAL INFORMATION. While providing the Consulting Services to Bancorp and for a period of five years thereafter, I shall not, directly or indirectly, use any Confidential Information (as hereinafter defined) other than pursuant to my provision of the Consulting Services by and for the benefit of Bancorp, or disclose to anyone outside of Bancorp any such Confidential Information. The term "CONFIDENTIAL INFORMATION" as used throughout this Agreement shall mean all names of customers of Chart, Bancorp or any subsidiary of either (each, a "BANCORP ENTITY" and collectively, the "BANCORP ENTITIES") and all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by a consultant or employee of a Bancorp Entity (including myself) or received by a Bancorp Entity from an outside source, which (i) is in the possession of a Bancorp Entity (whether or not the property of a Bancorp Entity) and which is maintained in secrecy or confidence by a Bancorp Entity or which might permit any Bancorp Entity or its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. Notwithstanding the foregoing, the term Confidential Information shall not apply to information which any Bancorp Entity or employee thereof (other than myself) has voluntarily disclosed to the public without restriction or which has otherwise lawfully entered the public domain. I understand that a Bancorp Entity from time to time has in its possession information which represents information which is claimed by others to be proprietary and which such Bancorp Entity has agreed to keep confidential. I agree that all such information shall be Confidential Information for purposes of this Agreement.

         10. ALL CONFIDENTIAL INFORMATION PROPERTY OF BANCORP. I agree that all originals and all copies of materials containing, representing, evidencing, recording or constituting any

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Confidential Information, however and whenever produced (whether by myself or others), shall be the sole property of Bancorp.

         11. RESOLUTION OF DISPUTES; SEVERABILITY.

            (a) Except as provided by Section 11(b), any dispute or controversy arising under or in connection with this Agreement may, at either Ben Franklin's or my option, be settled exclusively by arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association ("AAA") then in effect and (with respect to the costs of the arbitration) at Ben Franklin's expense. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to recover his or its reasonable attorney's fees and related out-of-pocket expenses incurred in connection with such arbitration.

            (b) Notwithstanding the applicability of the AAA's Emergency Interim Relief Procedures, a party may initiate an action in a court of competent jurisdiction and may seek interim measures (including without limitation temporary restraining orders and preliminary injunctions) necessary to protect the interests of such party pending the arbitration. In such case, the court shall be free to act on all requests for interim measures from time to time, but shall otherwise stay the action pending the arbitration (which the court may compel). If any such action is still pending at the time of the arbitrator's award, either party may apply to such court for entry of judgment on, and enforcement of, the arbitrator's award, including without limitation any equitable relief awarded by the Arbitrator's.

            (c) The parties hereby request that any arbitrator who may be requested to enforce this Agreement do so in accordance with its specific terms. However, if it should for some reason be contrary to public policy to effectuate the intentions of the parties in interpreting this Agreement, the parties have agreed as follows:

            (i) In the event that the arbitrator determines that any provision of this Agreement is invalid or unenforceable by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement. If the parties are unable to agree on such a substitute provision, the arbitrator shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the decision may be appealed.

            (ii) If, after application of the immediately preceding Section, the arbitrator shall determine that any provision of this Agreement is invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Any invalid, illegal or unenforceable provision

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      of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

         12. NOTICES. Any notice given pursuant to this Agreement shall be in writing and shall be sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their addresses set forth in this Agreement or to such other address as any party may hereafter designate to the others by like notice. Notices shall be deemed given when personally delivered, or, if mailed, on the earlier of (i) the third day after being deposited in the mails as aforesaid and (ii) the date on which received. The foregoing provisions shall not, however, prohibit the giving of actual written notice in any other manner.

         13. ENTIRE AGREEMENT/MODIFICATION/WAIVER. This Agreement sets forth the entire understanding between the parties relating to the subject matter hereof and supersedes all prior correspondence, conversations and memoranda or other writings between them with respect to such subject matter. No promises, covenants or representations of any character or nature other than those expressly stated herein have been made to induce either party to enter into this Agreement. Neither this Agreement nor any part hereof may be modified, amended, terminated, waived or discharged except by a writing duly signed by the party sought to be bound. Failure by Bancorp to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions.

         14. TERM; SURVIVAL OF TERMS. The term of this Agreement shall be for one year following the Closing Date of the Merger. Except for my obligations under (i) Section 7(b) hereof, which shall extend for one year after the expiration of this Agreement, and (ii) Section 9 hereof, which shall extend for five years after the expiration of this Agreement, my obligations hereunder shall not survive the expiration of this Agreement.

         15. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws. This Agreement is executed under seal.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement by any party shall be legal, valid and binding execution and delivery for all purposes.

         17. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         18. EFFECTIVENESS. Notwithstanding anything herein to the contrary, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.

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         Please confirm that the foregoing represents our mutual understanding by signing and returning to me a copy of this Agreement.

                                                    /s/ Richard E. Bolton, Jr.
                                                    ---------------------------
                                                    Richard E. Bolton, Jr.
                                                    7 Apple Blossom Way
                                                    Stow, MA  01775

Agreed to and Accepted:

BENJAMIN FRANKLIN BANCORP, M.H.C.

By:/s/ Thomas R. Venables
   ------------------------------
   Thomas R. Venables
   President and CEO

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                                    Exhibit A

                              Immediate Market Area

Arlington                      Milford
Ashland                        Millis
Avon                           N. Attleboro
Bellingham                     Natick
Belmont                        Needham
Brookline                      Newton
Cambridge                      Norwood
Canton                         Randolph
Dedham                         Sharon
Dover                          Sherborn
Foxborough                     Southborough
Framingham                     Stoughton
Franklin                       Sudbury
Holliston                      Walpole
Hopkinton                      Watertown
Lexington                      Wayland
Lincoln                        Wellesley
Mansfield                      Westborough
Marlborough                    Weston
Medfield                       Westwood
Medway                         Wrentham

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